UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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EDTECHX HOLDINGS ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EDTECHX HOLDINGS ACQUISITION CORP.
c/o IBIS Capital Limited

22 Soho Square

London W1D 4NS

United Kingdom

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 9, 2020

TO THE STOCKHOLDERS OF EDTECHX HOLDINGS ACQUISITION CORP.:

You are cordially invited to attend the special meeting (the “special meeting”) of stockholders of EdtechX Holdings Acquisition Corp. (the “Company,” “EdtechX,” “we,” “us” or “our”) to be held at 10:00 a.m. EDT on April 9, 2020 at the offices of the Company’s counsel, Graubard Miller, 405 Lexington Avenue, 11th Floor, New York, New York 10174, for the sole purpose of considering and voting upon the following proposal:

●	a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation (the “charter”) to extend the date by which the Company has to consummate its initial business combination (the “Extension”) from April 10, 2020 to May 10, 2020 (the “Extended Date”).

The Extension Amendment proposal is more fully described in the accompanying proxy statement.

The purpose of the Extension Amendment is to allow the Company more time to complete its previously announced initial business combination with Meten International Education Group (“Meten”) as described in the accompanying proxy statement in case such additional time is needed.

The Company’s prospectus for its initial public offering (“IPO”) and its charter provide that the Company has only until April 10, 2020 (subject to an extension based on certain trading requirements that was not obtained) to complete a business combination. The Company’s board has determined that it may need additional time to consummate its initial business combination with Meten. Accordingly, our board has determined that it is in the best interests of our stockholders to propose to extend the date that the Company has to consummate an initial business combination to the Extended Date in case it is needed.

The Company has agreed that if the Extension Amendment proposal is approved and the Extension is implemented, it will deposit (the deposit being referred to herein as the “Deposit”) into the trust account established in connection with the IPO (the “trust account”) $0.__ for each public share (defined below) that is not converted in connection with the stockholder vote to approve the Extension. Alternatively, if the Company does not have the funds necessary to make the Deposit referred to above, IBIS Capital Sponsor LLC and IBIS Capital Sponsor II LLC (our “Sponsors”) have agreed that if the Extension Amendment proposal is approved and the Extension is implemented, they will contribute to the Company, pro rata in accordance with their beneficial ownership, a loan (the loan being referred to herein as the “Contribution”) of $0.__ for each public share that is not converted in connection with the stockholder vote to approve the Extension. The Deposit or Contribution, as applicable, will be placed into the trust account on the day of the approval and implementation of the Extension. No Deposit or Contribution will be made unless the Extension Amendment is approved and the Extension is completed. The Contribution will not bear any interest and will be repayable by the Company to the Sponsors upon consummation of an initial business combination. The loan made by the Sponsors will be forgiven if the Company is unable to consummate its initial business combination except to the extent of any funds held outside of the trust account.

Only holders of record of the Company’s common stock at the close of business on March 19, 2020, which is the record date for the special meeting, are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. As of the close of business on March 19, 2020, there were 7,906,250 shares of common stock issued and outstanding and entitled to vote. Each share is entitled to one vote per share at the special meeting. A complete list of stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the Company’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

The holders of common stock issued in the Company’s IPO (the “public shares”), regardless of whether they vote for or against the Extension Amendment or do not vote at all, may elect to convert their public shares into their pro rata portion of the funds held in the trust account (calculated as of two business days prior to the special meeting) if the Extension is implemented (the “Conversion”). Holders of public shares do not need to vote on the Extension Amendment proposal or be a holder of record on the record date to exercise conversion rights. The per-share pro rata portion of the trust account on the record date (which is expected to be the same approximate amount two business days prior to the meeting) was approximately $10.35. The closing price of the Company’s common stock on the record date was $______. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public stockholder receiving approximately $______ [more/less] than if he sold his stock in the open market. The Company cannot assure stockholders that they will be able to sell their common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

To demand conversion, you must either physically tender your stock certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, at least two business days prior to the vote for the Extension Amendment or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System at least two business days prior to the vote for the Extension Amendment, which election would likely be determined based on the manner in which you hold your shares. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them until the effective date of the Extension.

If you previously tendered your shares for conversion and decide prior to the vote at the special meeting that you do not want to convert your shares, you may withdraw the tender. If you delivered your shares for conversion to the Company’s transfer agent, you may request that the Company’s transfer agent return the shares (physically or electronically). You may make such request by contacting the Company’s transfer agent at the address listed above.

If the Extension Amendment proposal is not approved and we are unable to consummate our initial business combination with Meten by April 10, 2020, in accordance with our charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares with the aggregate amount then on deposit in the trust account and (iii) thereafter seek to dissolve and liquidate as described in more detail in this proxy statement.

After careful consideration of all relevant factors, the Company’s board of directors has determined that the Extension Amendment proposal is fair to and in the best interests of the Company and its stockholders, has declared it advisable and recommends that you vote or give instruction to vote “FOR” such proposal.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

March [●], 2020

By Order of the Board of Directors

/s/ Benjamin Vedrenne-Cloquet
Benjamin Vedrenne-Cloquet
Chief Executive Officer

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the proposal.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on April 9, 2020: This notice of meeting and the accompany proxy statement are available at _____________.

EDTECHX HOLDINGS ACQUISITION CORP.

c/o IBIS Capital Limited

22 Soho Square

London W1D 4NS

United Kingdom

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 9, 2020

PRELIMINARY PROXY STATEMENT

TO THE STOCKHOLDERS OF EDTECHX HOLDINGS ACQUISITION CORP.:

EdtechX Holdings Acquisition Corp. (the “Company,” “EdtechX,” “we,” “us” or “our”), a Delaware corporation, is providing this proxy statement in connection with the solicitation by the board of directors of proxies to be voted at the special meeting to be held at 10:00 a.m. EDT on April 9, 2020, at the offices of the Company’s counsel, Graubard Miller, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

At the special meeting, the following proposal will be considered and voted upon:

●	a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation (the “charter”) to extend the date by which the Company has to consummate its initial business combination (the “Extension”) from April 10, 2020 to May 10, 2020 (the “Extended Date”).

The purpose of the Extension Amendment is to allow the Company more time to complete its previously announced initial business combination with Meten International Education Group (“Meten”) as described in the accompanying proxy statement in case such additional time is needed. The Company’s prospectus for its initial public offering (“IPO”) and its charter provide that the Company has only until April 10, 2020 (subject to an extension based on certain trading requirements that was not obtained) to complete a business combination. The Company’s board has determined that it may need additional time to consummate its initial business combination with Meten. Accordingly, our board has determined that it is in the best interests of our stockholders to propose to extend the date that the Company has to consummate an initial business combination to the Extended Date in case it is needed.

The holders of common stock issued in the IPO (the “public shares”) may elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension is implemented (the “Conversion”). Holders of public shares do not need to vote on the Extension Amendment proposal or be a holder of record on the record date to exercise conversion rights.

Approval of the Extension Amendment is a condition to the implementation of the Extension. In addition, we will not proceed with the Extension if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment proposal, after taking into account the Conversion.

If the Extension Amendment is approved, the amount remaining in the trust account may be only a small fraction of the approximately $65.4 million that was in the trust account as of the record date. In such event, the Company may need to obtain additional funds to complete its proposed business combination with Meten and there can be no assurance that such funds will be available on terms acceptable to the parties or at all. Additionally, if the Extension Amendment is approved, the Company’s warrants will remain outstanding in accordance with their existing terms.

The Company has agreed that if the Extension Amendment proposal is approved and the Extension is implemented, it will deposit (the deposit being referred to herein as the “Deposit”) into the trust account established in connection with the IPO (the “trust account”) $0.__ for each public share (defined below) that is not converted in connection with the stockholder vote to approve the Extension. Alternatively, if the Company does not have the funds necessary to make the Deposit referred to above, IBIS Capital Sponsor LLC and IBIS Capital Sponsor II LLC (our “Sponsors”) have agreed that if the Extension Amendment proposal is approved and the Extension is implemented, they will contribute to the Company, pro rata in accordance with their beneficial ownership, a loan (the loan being referred to herein as the “Contribution”) of $0.__ for each public share that is not converted in connection with the stockholder vote to approve the Extension. The Deposit or Contribution, as applicable, will be placed into the trust account on the day of the approval and implementation of the Extension. No Deposit or Contribution will be made unless the Extension Amendment is approved and the Extension is completed. The Contribution will not bear any interest and will be repayable by the Company to the Sponsors upon consummation of an initial business combination. The loan from our Sponsors will be forgiven if the Company is unable to consummate its initial business combination except to the extent of any funds held outside of the trust account.

If the Extension Amendment proposal is not approved and we are unable to consummate our initial business combination with Meten by April 10, 2020, in accordance with our charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The holders of the Company’s common stock issued prior to its IPO (the “initial stockholders”) have waived their rights to participate in any liquidation distribution with respect to the 1,581,250 shares of common stock held by them (the “initial shares”). As a consequence of such waivers, a liquidating distribution will be made only with respect to the public shares. There will be no distribution from the trust account with respect to the Company’s warrants, which will expire worthless in the event we wind up.

If the Extension Amendment proposal is not approved and the Company is unable to complete its initial business combination with Meten by April 10, 2020 and is forced to liquidate, the Sponsors, who are affiliates of Charles McIntyre and Benjamin Vedrenne-Cloquet, two of the Company’s executive officers and directors, will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only if such a vendor or target business has not executed a waiver agreement. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible for such third party claims. Furthermore, the Sponsors will not be liable to our public stockholders and instead will only have liability to us. There is no assurance, however, that our Sponsors will be able to satisfy those obligations to us. Based on the cash available to the Company outside of its trust account for working capital and the Company’s outstanding expenses owed to all creditors (both those that have signed trust fund waivers and those that have not), it is not anticipated that the Sponsors will have any indemnification obligations. Accordingly, regardless of whether an indemnification obligation exists, the per share liquidation price for the public shares is anticipated to be approximately $10.35. Nevertheless, the Company cannot assure you that the per share distribution from the trust account, if the Company liquidates, will not be less than approximately $10.35, due to unforeseen claims of creditors.

If the Extension Amendment proposal is approved and the Extension is implemented, the Company will (i) remove from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the converted public shares and (ii) deliver to the holders of such converted public shares their pro rata portion of the Withdrawal Amount. The remainder of such funds, plus the Deposit or Contribution, as applicable, shall remain in the trust account and be available for use by the Company to complete its business combination on or before the Extended Date. Holders of public shares who do not convert their public shares now will retain their conversion rights and their ability to vote on the business combination with Meten through the Extended Date if the Extension Amendment is approved and the Extension is implemented.

The record date for the special meeting is March 19, 2020. Record holders of the Company’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 7,906,250 shares of common stock outstanding, including 5,739,399 outstanding public shares. The Company’s warrants do not have voting rights.

This proxy statement contains important information about the special meeting and the proposal described herein. Please read it carefully and vote your shares.

This proxy statement is dated March [●], 2020 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q. Why am I receiving this proxy statement?

A. The Company is a blank check company incorporated in Delaware on May 15, 2018, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. In October 2018, Company consummated its IPO and simultaneous private placement of warrants, from which it derived gross proceeds of $67.03 million (including $3.45 million from the exercise of the underwriters’ over-allotment option). Like most blank check companies, our charter provides for the return of the IPO proceeds held in the trust account to the holders of public shares if there is no qualifying business combination(s) consummated on or before a certain date (in our case, April 10, 2020).

The Company’s board of directors has determined that it may need additional time to consummate its initial business combination with Meten. Accordingly, our board has determined that it is in the best interests of our stockholders to propose to extend the date that the Company has to consummate its initial business combination to the Extended Date in case such an additional amount of time is necessary. The Company is therefore holding this special meeting to vote on the Extension Amendment proposal.

Q. What is being voted on?	A. You are being asked to vote on a proposal to amend the Company’s charter to extend the date by which the Company has to consummate a business combination to the Extended Date.

If the Extension is implemented, the Company will remove the Withdrawal Amount from the trust account, deliver to the holders of converted public shares the pro rata portion of the Withdrawal Amount and retain the remainder of the funds in the trust account, plus the Deposit or Contribution, as applicable, for the Company’s use in connection with consummating its proposed business combination with Meten on or before the Extended Date.

We will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment proposal, after taking into account the Conversion.

If the Extension Amendment proposal is approved and the Extension is implemented, the removal of the Withdrawal Amount from the trust account will reduce the Company’s net asset value. The Company cannot predict the amount that will remain in the trust account if the Extension Amendment proposal is approved and the amount remaining in the trust account may be only a small fraction of the approximately $65.4 million that was in the trust account as of the record date. In such event, the Company may need to obtain additional funds to complete its business combination with Meten and there can be no assurance that such funds will be available on terms acceptable to the parties or at all.

If the Extension Amendment proposal is not approved and we are unable to consummate our initial business combination with Meten on or before April 10, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have waived their rights to participate in any liquidation distribution with respect to the shares of common stock held by them. There will be no distribution from the trust account with respect to our warrants, which will expire worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, our Sponsors have agreed to advance us the funds necessary to complete such liquidation and have agreed not to seek repayment of such expenses.

Q. Why is the Company proposing the Extension Amendment proposal?	A. The Company’s charter provided for the return of the IPO proceeds held in the trust account to the holders of public shares if there is no qualifying business combination(s) consummated on or before April 10, 2020 (subject to an extension based on certain trading requirements that was not obtained).

The Company has mailed its definitive proxy statement for its initial business combination with Meten but it has determined that it may need additional time beyond April 10, 2020 to vote on and/or consummate such transaction. Accordingly, the Company has determined to seek stockholder approval to extend the date by which the Company has to complete its business combination with Meten if such additional time is needed.

You are not being asked to vote on the proposed business combination with Meten through this proxy statement. If the Extension is implemented and you do not elect to convert your public shares now, you will retain the right to vote on the proposed business combination with Meten if it is submitted to stockholders after the meeting to approve the Extension Amendment proposal and will then have the right to convert your public shares into a pro rata portion of the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

Q. Why should I vote for the Extension Amendment?	A. The Company’s board of directors believes stockholders will benefit from the Company consummating the proposed business combination with Meten and is proposing the Extension Amendment to extend the date by which the Company has to complete such business combination until the Extended Date if such time is necessary and to allow for the Conversion.

Given the Company’s expenditure of time, effort and money in seeking to consummate its proposed business combination with Meten, circumstances warrant providing public stockholders an opportunity to consider the proposed business combination, inasmuch as the Company is also affording stockholders who wish to convert their public shares as originally contemplated, the opportunity to do so as well. Accordingly, we believe that the Extension is consistent with the spirit in which the Company offered its securities to the public.

Q. How do the Company’s executive officers, directors and affiliates intend to vote their shares?	A. All of the Company’s directors, executive officers and their respective affiliates are expected to vote any shares of common stock over which they have voting control (including any public shares owned by them) in favor of the Extension Amendment proposal.

The initial stockholders are not entitled to convert any shares of common stock held by them in connection with the Extension Amendment. On the record date, the 1,581,250 initial shares represented approximately 20% of the Company’s issued and outstanding common stock.

Neither the Company’s directors or executive officers nor any of their respective affiliates beneficially owned any public shares as of the record date. However, they may choose to buy public shares in the open market and/or through negotiated private purchases after the date of this proxy statement. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and/or elected to convert their shares. Any public shares so purchased will be voted in favor of the Extension Amendment proposal.

Q. What vote is required to adopt the Extension Amendment proposal?	A. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the special meeting.

Q. What if I don’t want to vote for the Extension Amendment proposal?	A. If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against the proposal. If the Extension Amendment is approved, and the Extension is implemented, then the Withdrawal Amount will be withdrawn from the trust account and paid to the converting holders.

Q. Will you seek any further extensions to liquidate the trust account?	A. Other than the extension until the Extended Date as described in this proxy statement, the Company does not currently anticipate seeking any further extension to consummate its business combination with Meten, although it may determine to do so in the future.

Q. What happens if the Extension Amendment is not approved?	A. If the Extension Amendment is not approved and we are unable to consummate our initial business combination with Meten on or before April 10, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders waived their rights to participate in any liquidation distribution with respect to the shares of common stock held by them. There will be no distribution from the trust account with respect to our warrants which will expire worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account, which it believes are sufficient for such purposes. If such funds are insufficient, our Sponsors have agreed to advance the Company the funds necessary to complete such liquidation and have agreed not to seek repayment of such expenses.

Q. If the Extension Amendment proposal is approved, what happens next?	A. If the Extension Amendment is approved and the Company is unable to consummate the business combination by April 10, 2020, the Company will continue to attempt to consummate its initial business combination with Meten until the Extended Date. The Company will remain a reporting company under the Securities Exchange Act of 1934 and its units, common stock, and warrants will remain publicly traded until the Extended Date.

If the Extension Amendment proposal is approved, the removal of the Withdrawal Amount from the trust account will reduce the amount remaining in the trust account and increase the percentage interest of Company shares held by the Company’s officers, directors and their affiliates.

Q. Would I still be able to exercise my conversion rights in connection with the proposed business combination?	A. Unless you elect to convert your shares, you will be able to vote on the Company’s proposed business combination with Meten when it is submitted to stockholders. You will retain your right to vote against the business combination and/or convert your public shares upon consummation of the business combination in connection with the stockholder vote to approve such business combination, subject to any limitations set forth in the charter.

Q. How do I change my vote?	A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to the Company’s secretary prior to the date of the special meeting or by voting in person at the special meeting. Attendance at the special meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to the Company located at 22 Soho Square, London W1D 4NS, United Kingdom.

Q. How are votes counted?	A. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. The Extension Amendment proposal must be approved by the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the special meeting.

Abstentions will count as votes “AGAINST” the Extension Amendment proposal. Broker non-votes will have no effect on the proposal because brokers are not entitled to vote on the matter absent voting instructions from the beneficial holder.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?	A. No. If your shares are held by your broker as your nominee (that is, in “street name”), your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. What is a quorum requirement?	A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the issued and outstanding shares of common stock on the record date are represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the special meeting may adjourn the special meeting to another date.

Q. Who can vote at the special meeting?	A. Only holders of record of the Company’s common stock at the close of business on March 19, 2020 are entitled to have their vote counted at the special meeting and any adjournments or postponements thereof. On the record date, 7,906,250 shares of common stock were outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name. If on the record date your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting in person, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q. Does the board recommend voting for the approval of the Extension Amendment Proposal?	A. Yes. After careful consideration of the terms and conditions of the proposal, the board of directors of the Company has determined that the Extension Amendment proposal is fair to and in the best interests of the Company and its stockholders. The board of directors recommends that the Company’s stockholders vote “FOR” the Extension Amendment proposal.

Q. What interests do the Company’s directors and officers have in the approval of the proposal?	A. The Company’s directors, officers and their affiliates have interests in the proposal that may be different from, or in addition to, your interests as a stockholder. These interests include, but are not limited to, beneficial ownership of initial shares and warrants that will become worthless if the Extension Amendment is not approved and we are unable to consummate our initial business combination with Meten, loans by them that will not be repaid in the event of our winding up and the possibility of future compensatory arrangements. See the section entitled “The Special Meeting — Interests of the Company’s Directors and Officers.”

Q. What if I object to the Extension Amendment? Do I have appraisal rights?	A. Company stockholders do not have appraisal rights in connection with the Extension Amendment.

Q. What happens to the Company’s warrants if the Extension Amendment is not approved?	A. If the Extension Amendment is not approved and we are unable to consummate our initial business combination with Meten on or before April 10, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, your warrants will become worthless.

Q. What happens to the Company’s warrants if the Extension Amendment proposal is approved?	A. If the Extension Amendment proposal is approved, the Company will continue to attempt to consummate its proposed business combination with Meten until the Extended Date. The warrants will remain outstanding in accordance with their terms during the extension period.

Q. What do I need to do now?	A. The Company urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the proposal will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q. How do I vote?	A. If you are a holder of record of Company common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. Whether or not you plan to attend the special meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the special meeting and vote in person if you have already voted by proxy.

If your shares of common stock are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q. How do I convert my shares of common stock of the Company?	A. If the Extension is implemented, each public stockholder may seek to convert his, her, or its public shares for a pro rata portion of the funds available in the trust account, less any taxes owed on such funds but not yet been paid. Holders of public shares do not need to vote on the Extension Amendment proposal or be a holder of record on the record date to exercise conversion rights.

To demand conversion, you must either physically tender your stock certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, no later than two business days prior to the vote for the Extension Amendment or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them until the effective date of the Extension.

Q. What should I do if I receive more than one set of voting materials?	A. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of common stock.

Q. Who is paying for this proxy solicitation?	A. The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q. Who can help answer my questions?	A. If you have questions about the proposal or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

EdtechX Holdings Acquisition Corp.
c/o IBIS Capital Limited
22 Soho Square
London, W1D 4NS
United Kingdom
Attn: Secretary
Tel: +44 207 070 7080

or:

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com

You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you are a holder of public shares and you intend to seek conversion of your shares, you will need to deliver your shares (either physically or electronically) to EdtechX’s transfer agent at the address below at least two business days prior to the vote at the special meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mr. Mark Zimkind
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
E-mail: mzimkind@continentalstock.com

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account and the Company’s ability to finance and consummate a business combination following the distribution of funds from the trust account. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

BACKGROUND

The Company

EdtechX is a blank check company incorporated in Delaware on May 15, 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Prior to the IPO, EdtechX issued an aggregate of 1,581,250 shares of common stock to the initial stockholders for an aggregate purchase price of $25,000.

On October 10, 2018, EdtechX consummated the initial public offering of 5,500,000 units and on October 17, 2018, EdtechX consummated the closing of an additional 825,000 units sold pursuant to the underwriters’ over-allotment option. Each unit consists of one share of common stock and one redeemable warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, upon consummation of EdtechX’s initial business combination. The units from the IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $63,250,000. Simultaneously with the closing of the IPO and the over-allotment option, EdtechX consummated the private placement of an aggregate of 3,780,000 warrants at a price of $1.00 per warrant, generating gross proceeds of $3.78 million. Approximately $64.2 million ($10.15 per public share) of the net proceeds of the sale of the units in the IPO and over-allotment and the sale of the private warrants, is held in a trust account for the benefit of the public shareholders.

EdtechX’s principal executive office is located at 22 Soho Square, London W1D 4NS, United Kingdom and its telephone number is +44 207 070 7080.

THE EXTENSION AMENDMENT PROPOSAL

On December 12, 2019, the Company entered into an Agreement and Plan of Reorganization pursuant to which it is seeking to acquire Meten. The Company has mailed its definitive proxy statement for its initial business combination with Meten but it has determined that it may need additional time beyond April 10, 2020 to vote on and/or consummate such transaction. Accordingly, the Company has determined to seek stockholder approval to extend the date by which the Company has to complete its business combination with Meten if such additional time is needed. Approval of the Extension Amendment is a condition to the implementation of the Extension. A copy of the proposed amendment to the charter of the Company is attached to this proxy statement as Annex A.

All holders of the Company’s public shares, whether they vote for or against the Extension Amendment or do not vote at all, will be permitted to convert all or a portion of their public shares into their pro rata portion of the trust account, provided that the Extension is implemented. Holders of public shares do not need to be a holder of record on the record date in order to exercise conversion rights. We will not proceed with the Extension if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment proposal, after taking into account the Conversion.

The Company estimates that the per-share pro rata portion of the trust account will be approximately $10.35 at the time of the special meeting. The closing price of the Company’s common stock on March 19, 2020, the record date, was $[●]. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public stockholder receiving $[●] [more/less] than if he sold his stock in the open market. The Company cannot assure stockholders that they will be able to sell their shares of Company common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

The Company has agreed that if the Extension Amendment proposal is approved and the Extension is implemented, it will make the Deposit into the trust account $0.__ for each public share that is not converted in connection with the stockholder vote to approve the Extension. Alternatively, if the Company does not have the funds necessary to make the Deposit referred to above, our Sponsors have agreed that if the Extension Amendment proposal is approved and the Extension is implemented, they will make the Contribution to the Company, pro rata in accordance with their beneficial ownership, of $0.__ for each public share that is not converted in connection with the stockholder vote to approve the Extension. The Deposit or Contribution, as applicable, will be placed into the trust account on the day of the approval and implementation of the Extension. No Deposit or Contribution will be made unless the Extension Amendment is approved and the Extension is completed. The Contribution will not bear any interest and will be repayable by the Company to the Sponsors upon consummation of an initial business combination. The loan made by our Sponsors will be forgiven if the Company is unable to consummate its initial business combination except to the extent of any funds held outside of the trust account.

Reasons for the Proposal

The Company’s IPO prospectus and charter provide that the Company has until April 10, 2020 to complete a business combination (subject to an extension based on certain trading requirements that was not obtained). The Company’s board has determined that it may need additional time to consummate its initial business combination with Meten. The Company believes that given the Company’s expenditure of time, effort and money on seeking to consummate its potential business combination with Meten, circumstances warrant providing public stockholders an opportunity to consider the proposed business combination. Accordingly, the Company has determined to seek stockholder approval to extend the time for closing a business combination beyond April 10, 2020 to the Extended Date in case such additional time is needed. The Company and its officers and directors agreed that it would not seek to amend the Company’s charter to allow for a longer period of time to complete a business combination unless it provided holders of public shares with the right to seek conversion of their public shares in connection therewith.

If the Extension Amendment Proposal Is Not Approved

If the Extension Amendment is not approved and we are not able to consummate our initial business combination with Meten on or before April 10, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If the Extension Amendment is not approved, the Sponsors will not make the Contribution.

The initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock held by them. There will be no distribution from the trust account with respect to the Company’s warrants which will expire worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, our Sponsors have agreed to advance it the funds necessary to complete such liquidation and have agreed not to seek repayment of such expenses.

If the Extension Amendment Proposal is Approved

If the Extension Amendment proposal is approved and the Company is unable to consummate its business combination with Meten by April 10, 2020, the Company will file an amendment to the charter with the Secretary of State of the State of Delaware in the form of Annex A hereto to extend the time it has to complete its business combination until the Extended Date. The Company will then continue to attempt to consummate the business combination with Meten until the Extended Date. The Company will remain a reporting company under the Securities Exchange Act of 1934 and its units, common stock, and warrants will remain publicly traded. The terms of the warrants will continue in accordance with their terms.

You are not being asked to vote on the proposed business combination with Meten through this proxy statement. If the Extension is implemented and you do not elect to convert your public shares now, you will retain the right to vote on the proposed business combination with Meten if it is submitted to stockholders after the meeting to approve the Extension Amendment proposal and will then have the right to convert your public shares into a pro rata portion of the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

If the Extension Amendment proposal is approved, and the Extension is implemented, the removal of the Withdrawal Amount from the trust account will reduce the Company’s net asset value. The Company cannot predict the amount that will remain in the trust account if the Extension Amendment proposal is approved, and the amount remaining in the trust account may be only a small fraction of the approximately $65.4 million that was in the trust account as of the record date. However, we will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment proposal (after taking into account the conversion of public shares).

Conversion Rights

If the Extension Amendment proposal is approved, and the Extension is implemented, each public stockholder may seek to convert his public shares for a pro rata portion of the funds available in the trust account, less any taxes owed on such funds but have not yet been paid, calculated as of two business days prior to the meeting. Holders of public shares do not need to vote on the Extension Amendment proposal or be a holder of record on the record date to exercise conversion rights.

TO DEMAND CONVERSION, YOU MUST EITHER PHYSICALLY TENDER YOUR STOCK CERTIFICATES TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE COMPANY’S TRANSFER AGENT, AT CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 1 STATE STREET, NEW YORK, NEW YORK 10004, ATTN: MARK ZIMKIND, MZIMKIND@CONTINENTALSTOCK.COM, NO LATER THAN TWO BUSINESS DAYS PRIOR TO THE VOTE FOR THE EXTENSION AMENDMENT OR DELIVER YOUR SHARES TO THE TRANSFER AGENT ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them until the effective date of the Extension Amendment and Conversion. The requirement for physical or electronic delivery two business days prior to the vote at the special meeting ensures that a converting holder’s election is irrevocable once the Extension Amendment is approved. In furtherance of such irrevocable election, stockholders making the election will not be able to tender their shares after the vote at the special meeting.

The electronic delivery process through the DWAC system can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a nominal amount and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that deliver their shares through the DWAC system. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.

Certificates that have not been tendered in accordance with these procedures prior to the vote for the Extension Amendment will not be converted into a pro rata portion of the funds held in the trust account. In the event that a public stockholder tenders its shares and decides prior to the vote at the special meeting that it does not want to convert its shares, the stockholder may withdraw the tender. If you delivered your shares for conversion to our transfer agent and decide prior to the vote at the special meeting not to convert your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at address listed above. In the event that a public stockholder tenders shares and the Extension Amendment is not approved or is abandoned, these shares will be redeemed in accordance with the terms of the charter promptly following the meeting, as described elsewhere herein. The Company anticipates that a public stockholder who tenders shares for conversion in connection with the vote to approve the Extension Amendment would receive payment of the conversion price for such shares soon after the completion of the Extension Amendment. The transfer agent will hold the certificates of public stockholders that make the election until such shares are converted for cash or redeemed in connection with our winding up.

If properly demanded, the Company will convert each public share for a pro rata portion of the funds available in the trust account, less any taxes owed on such funds that have not yet been paid, calculated as of two business days prior to the meeting. As of the record date, this would amount to approximately $10.35 per share (which is expected to be the same approximate amount as of two business days prior to the meeting). The closing price of the Company’s common stock on the record date was $______. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public stockholder receiving approximately $______ [more/less] than if he sold his shares in the open market.

If you exercise your conversion rights, you will be exchanging your common stock of the Company for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you properly demand conversion by tendering your share certificate(s) to the Company’s transfer agent at least two business days prior to the vote for the Extension Amendment. If the Extension Amendment is not approved or if it is abandoned, these shares will be redeemed in accordance with the terms of the charter promptly following the meeting as described elsewhere herein.

The Special Meeting

Date, Time and Place. The special meeting of the Company’s stockholders will be held at 10:00 a.m., EDT on April 9, 2020, at the offices of the Company’s counsel, Graubard Miller, at 405 Lexington Avenue, 11th Floor, New York, New York 10174.

Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the special meeting, if you owned Company common stock at the close of business on March 19, 2020, the record date for the special meeting. At the close of business on the record date, there were 7,906,250 outstanding shares of common stock each of which entitles its holder to cast one vote per proposal. The Company’s warrants do not carry voting rights.

Proxies; Board Solicitation. Your proxy is being solicited by the Company’s board of directors on the proposal being presented to stockholders at the special meeting. No recommendation is being made as to whether you should elect to convert your shares. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares in person at the special meeting. Advantage Proxy, Inc. is assisting the Company in the proxy solicitation process for this special meeting. The Company will pay that firm a $7,500 fee plus disbursements for such services at the closing of any proposed business combination.

Required Vote

The approval of the Extension Amendment proposal will require the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the annual meeting. Abstentions will count as votes “against” the proposal. Broker non-votes will have no effect on the proposal because brokers are not entitled to vote on the matter absent voting instructions from the beneficial holder.

Interests of the Company’s Directors and Officers

When you consider the recommendation of EdtechX’s board of directors in favor of approval of the Extension Amendment proposal, you should keep in mind that certain of EdtechX’s directors and executive officers have interests in such proposal that are different from, or in addition to, your interests as an EdtechX stockholder. These interests include, among other things:

●	If the Extension Amendment proposal is not approved and the business combination with Meten or another business combination is not consummated by April 10, 2020, EdtechX will cease all operations except for the purpose of winding up, dissolving and liquidating. In such event, the shares of common stock held by the initial stockholders, including EdtechX’s directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to the IPO, would be worthless because the initial stockholders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $[●] based upon the closing price of $[●] of the common stock on Nasdaq on March [●], 2020.

●	Certain of EdtechX’s initial stockholders, including its directors and officers and their affiliates, purchased an aggregate of 3,780,000 warrants in a private placement from EdtechX for an aggregate purchase price of $3,780,000 (or $1.00 per private warrant). These purchases took place on a private placement basis simultaneously with the consummation of the IPO. All of the proceeds EdtechX received from these purchases were placed in the trust account. Such warrants had an aggregate market value of $[●] based upon the closing price of $[●] of the warrants on Nasdaq on March [●], 2020. The private warrants will become worthless if EdtechX does not consummate a business combination by April 10, 2020 (or such later date as EdtechX shareholders may approve).

●	The transactions contemplated by the proposed business combination with Meten provide that Benjamin Vedrenne-Cloquet and Charles McIntyre, EdtechX’s Chief Executive Officer and Chairman of the Board, respectively, will be directors of the public company, Meten EdtechX Education Group Ltd., after the closing of the proposed business combination with Meten and through 2023, and that they will each be paid annually for their board service as follows: (i) $120,000 in cash, and (ii) 20,000 shares of common stock of Meten EdtechX Education Group Ltd. The first year’s installment of the foregoing board of director fees will be paid to Messrs. Vedrenne-Cloquet and McIntyre upon closing of the proposed business combination with Meten. The following years’ board fees will be paid on the anniversary of the closing date.

●	The initial stockholders, officers, and directors of EdtechX and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on EdtechX’s behalf, such as identifying and investigating possible business targets and business combinations. However, if EdtechX fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, EdtechX may not be able to reimburse these expenses if the Extension Amendment is not approved and the business combination with Meten is not completed by April 10, 2020. As of March 19, 2020, the record date, EdtechX’s initial stockholders and their affiliates had incurred approximately $[●] of unpaid reimbursable expenses.

●	Since EdtechX’s inception, the Sponsors, which are affiliates of Benjamin Vedrenne-Cloquet and Charles McIntyre, have made loans from time to time to EdtechX to fund certain capital requirements. The working capital loans will be repaid upon closing of the proposed business combination with Meten. If the Extension Amendment proposal is not approved, and the business combination with Meten is not consummated by April 10, 2020, the notes will not be repaid and will be forgiven unless EdtechX has funds outside of the trust account then available to it to repay such notes. As of the date of this proxy statement/prospectus, an aggregate of $270,000 principal amount of these loans is outstanding.

●	If the Extension Amendment proposal is not approved and EdtechX is unable to complete its proposed business combination with Meten by April 10, 2020, the Sponsors will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by EdtechX for services rendered or contracted for or products sold to EdtechX, but only if such a vendor or target business has not executed such a waiver.

●	If EdtechX is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Sponsors have agreed to advance the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE EXTENSION AMENDMENT PROPOSAL. THE BOARD OF DIRECTORS EXPRESSES NO OPINION AS TO WHETHER YOU SHOULD CONVERT YOUR PUBLIC SHARES.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of the record date by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

●	each of our officers, directors and senior advisors; and

●	all our officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner (1)		Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common stock (2)
Benjamin Vedrenne-Cloquet	(3)	1,156,250	14.6%
Charles McIntyre	(3)	1,156,250	14.6%
Rory Henson	(4)	--	0%
Peter C. Davis	(4)	--	0%
Zelmira Koch Polk	(4)	--	0%
Vincent Camerlynk	(4)	--	0%
Marcelo G. Di Rosa	(4)	--	0%
All directors and executive officers as a group (7 persons)		1,156,250	14.6%
IBIS Capital Sponsor LLC		416,000	5.3%
IBIS Capital Sponsor II LLC		740,250	9.4%
Polar Asset Management Partners Inc.	(5)	401,400	5.1%
Karpus Investment Management	(6)	802,550	11.7%
HSBC Global Asset Management (UK) Ltd.	(7)	672,000	8.5%
K2 Principal Fund, L.P.	(8)	499,133	6.3%
Amundi Asset Management	(9)	520,000	6.6%
Basso SPAC Fund LLC	(10)	491,000	6.2%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o EdtechX Holdings Acquisition Corp., 22 Soho Square, London, W1D 4NS, United Kingdom.
(2)	The percentage of beneficial ownership in the table above is calculated based on 7,906,250 shares of EdtechX common stock outstanding as of the record date. The amount of beneficial ownership does not reflect the shares of common stock issuable as a result of EdtechX’s warrants as such warrants may not be exercisable within 60 days. Unless otherwise indicated, EdtechX believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them prior to the business combination.
(3)	Includes shares held by our Sponsors. Each of Messrs. McIntyre and Vedrenne-Cloquet is a managing member of such entities and accordingly share voting and dispositive power over the shares held by such entities.
(4)	Does not include any shares held by IBIS Capital Sponsor LLC or IBIS Capital Sponsor II LLC. Mr. Henson is a member of IBIS Capital Sponsor II LLC and Messrs. Davis and Camerlynck and Ms. Polk are members of IBIS Capital Sponsor LLC.

(5)	Represents 401,400 shares of common stock held by Polar Asset Management Partners Inc. a company incorporated under the laws of Ontario, Canada, which serves as the investment advisor to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“PMSMF) and certain managed accounts (together with PMSMF, the “Polar Vehicles”), with respect to the shares directly held by the Polar Vehicles. The business address of Polar Asset Management Partners Inc. is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada. The information is derived from a Schedule 13G/A filed on February 11, 2020.
(6)	The business address of Karpus Investment Management, Inc. is 183 Sully’s Trail, Pittsford, New York 14534. Information derived from a Schedule 13G/A filed on February 14, 2020.
(7)	The business address of HSBC Global Asset Management (UK) Ltd. is Level 36, 8 Canada Square, Canary Wharf, London, X0 E145HQ.
(8)	Represents 499,133 shares of common stock held by Shawn Kimel Investments, Inc., an Ontario corporation (“SKI”), The K2 Principal Fund, L.P., an Ontario limited partnership (the “Fund”), K2 Genpar 2017 Inc., an Ontario corporation and the General Partner to the Fund (“Genpar 2017”), and K2 & Associates Investment Management Inc., an Ontario corporation (“K2 & Associates”). Mr. Gosselin is Vice president of SKI, Secretary of Genpar 2017, and President of K2 & Associates. K2 & Associates is a direct 66.5% owned subsidiary of SKI, and is the investment manager of the Fund. The business address of the foregoing is 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2. The information is derived from a Schedule 13G filed on January 9, 2020.
(9)	The business address of Amundi Asset Management is 91-93 boulevard Pasteur, 75015 Paris, France. Information derived from a Schedule 13G filed on February 14, 2020.
(10)	Represents (i) 365,900 shares of common stock, and (ii) 125,100 shares of common stock underlying units, but does not include shares of common stock underlying the warrants included in the units because such securities may not be exercisable within 60 days. Such shares are directly beneficially owned by Basso SPAC Fund LLC (“Basso SPAC”). Basso Management, LLC (“Basso Management”) is the manager of Basso SPAC. Basso Capital Management, L.P. (“BCM”) serves as the investment manager of Basso SPAC. Basso GP, LLC (“Basso GP”) is the general partner of BCM. Mr. Howard I. Fischer is the principal portfolio manager for Basso SPAC, the Chief Executive Officer and a founding partner of BCM, and a member of each of Basso Management and Basso GP. Accordingly, each of Basso Management, BCM, Basso GP and Mr. Fischer may be deemed to indirectly beneficially own the shares. The business address of each of the Basso entities is 1266 East Main Street, Fourth Floor, Stamford, Connecticut 06902. Information derived from a Schedule 13G filed on February 21, 2020.

EdtechX’s initial stockholders, including its officers and directors, beneficially own 14.6% of the issued and outstanding shares of EdtechX common stock as of the record date. Because of the ownership block held by EdtechX’s initial stockholders, such individuals may be able to significantly influence matters requiring approval by EdtechX’s shareholders, including approval of an initial business combination, the election of directors and approval of other significant corporate transactions.

All of the initial shares outstanding prior to our IPO have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the initial shares, the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (2) with respect to the remaining 50% of the initial shares, sis months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property.

During the escrow period, the holders of the initial stockholders will not be able to sell or transfer their securities except for transfers, assignments or sales (i) to our initial stockholders, officers, directors, consultants or their affiliates, (ii) to an initial stockholder’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of our initial business combination, by private sales at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our shareholders, including, without limitation, the right to vote their shares and the right to receive cash dividends, if declared. If dividends are declared and payable in shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the initial shares.

STOCKHOLDER PROPOSALS

If the Extension Amendment proposal is approved, the Company’s next annual meeting of stockholders will likely be held on or before the Extended Date in connection with any proposed business combination. If you are a stockholder and you want to include a proposal in the proxy statement for the annual meeting, you need to provide it to the Company by no later than approximately March 30, 2020. You should direct any proposals to the Company’s secretary at the Company’s principal office. If you are a stockholder and you want to present a matter of business to be considered or nominate a director to be elected at the annual meeting, under the Company’s bylaws you must give timely notice of the matter or the nomination, in writing, to the Company’s secretary. To be timely, the notice must be received no later than March 30, 2020 in accordance with the Company’s bylaws.

If the Extension Amendment proposal is not approved, there will be no further annual meetings of the Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, EdtechX and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of EdtechX’s proxy statement. Upon written or oral request, EdtechX will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy was delivered and who wishes to receive separate copies. Stockholders receiving multiple copies of the proxy statement may likewise request that EdtechX deliver single copies of such documents in the future. Stockholders may notify EdtechX of their requests by calling or writing EdtechX at its principal executive offices at c/o IBIS Capital Limited, 22 Soho Square, London, United Kingdom W1D 4NS or +44 207 070 7080.

WHERE YOU CAN FIND MORE INFORMATION

EdtechX files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on EdtechX at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov. This proxy statement describes the material elements of exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the exhibit or other document included as an annex to this document.

You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment by contacting us at the following address or telephone number:

Mr. Benjamin Vedrenne-Cloquet
EdtechX Holdings Acquisition Corp.
c/o IBIS Capital Limited
22 Soho Square
London, United Kingdom W1D 4NS
Telephone: +44 207 070 7080

You may also contact our proxy solicitor at:

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com

ANNEX A

PROPOSED AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EDTECHX HOLDINGS ACQUISITION CORP.

Pursuant to Section 242 of the

Delaware General Corporation Law

The undersigned, being a duly authorized officer of EDTECHX HOLDINGS ACQUISITION CORP. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is EdtechX Holdings Acquisition Corp.

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 15, 2018, and an Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 5, 2018.

3. This Amendment to the Amended and Restated Certificate of Incorporation further amends the Amended and Restated Certificate of Incorporation of the Corporation.

4. This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock at a meeting of stockholders in accordance with ARTICLE SIXTH of the Amended and Restated Certificate of Incorporation and the provisions of Sections 242 the General Corporation Law of the State of Delaware.

5. Section F of ARTICLE SIXTH is hereby deleted and replaced in its entirety as follows:

F. In the event that the Corporation does not consummate a Business Combination by May 10, 2020 (the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the IPO Shares for cash for a redemption price per share equal to the amount then held in the Trust Account, including the interest earned thereon, less up to $100,000 of interest for the Corporation’s liquidation expenses and any interest for income or franchise taxes payable, divided by the total number of IPO Shares then outstanding (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate, subject (in the case of clauses (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law.

IN WITNESS WHEREOF, I have signed this Second Amendment to the Amended and Restated Certificate of Incorporation this [9th] day of April, 2020.

Benjamin Vedrenne-Cloquet, Chief Executive Officer

PRELIMINARY PROXY

EdtechX Holdings Acquisition Corp.
c/o IBIS Capital Limited
22 Soho Square
London W1D 4NS
United Kingdom
+44 207 070 7080

SPECIAL MEETING OF STOCKHOLDERS

April 9, 2020

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

EDTECHX HOLDINGS ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
APRIL 9, 2020

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated March [●], 2020, in connection with the special meeting to be held at 10:00 a.m. EST on April 9, 2020 at the offices of Graubard Miller, 405 Lexington Avenue, New York, New York 10174, and hereby appoints Benjamin Vedrenne-Cloquet and Charles McIntyre, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of EdtechX Holdings Acquisition Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the special meeting of stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE EXTENSION AMENDMENT CONSISTING PROPOSAL 1 BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on April 9, 2020: This notice of meeting and the accompany proxy statement are available at _______________.

	FOR	AGAINST	ABSTAIN

Proposal 1 — Extension of Corporate Life	☐	☐	☐

Amend the Company’s amended and restated certificate of incorporation to extend the date that the Company has to consummate a business combination to May 10, 2020.

Dated: _________________________ 2020

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.